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                                   EXHIBIT 21

                               STM WIRELESS, INC.
                                  SUBSIDIARIES



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
The subsidiaries of the Company are:                          Percentage Ownership
                                                              --------------------

        STM do Brasil                                            100.0%
        Avenida das Americas, 3333
        Sala 801
        22631-003 Rio de Janeiro, Brazil

        STM  de Mexico , S. A de C.V.                            100.0%
        Monte Pelvoux No. 130 - 3ER. Piso
        Lomas de Chapultpepec
        11000 Mexico, D.F.

        STM Wireless Systems, Ltd.                               100.0%
        50/9 Viphavadee-Rangsit 38
        Viphavadee-Rangsit Road
        Ladyao Chatuchak
        Bangkok, 10900 Thailand

        STM Sales Corp.                                          100.0%
        134 West Soledad Avenue
        Suite 401
        Agana, Guam 96910

        Direc-to-Phone International, Inc.                        75.0%
        One Mauchly
        Irvine, CA  92618

        Telecom Multimedia Systems, Inc.                          72.5%
        One Mauchly
        Irvine, California  92618
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